                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              OLYMPIC STEEL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              [OLYMPIC STEEL LOGO]
       Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146
                                 (216) 292-3800

To Our Shareholders:

You are invited to attend the 2003 Annual Meeting of Shareholders of Olympic Steel, Inc. to be held at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, on Thursday, May 8, 2003, at 2:00 p.m. local time. We are pleased to enclose the notice of our Annual Meeting of Shareholders, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.

You are hereby asked to approve the election of Directors. Your Board of Directors unanimously recommends that you vote "FOR" each of the director nominees in the Proxy.

Please carefully review the Proxy Statement and then complete and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

Sincerely,

Michael D. Siegal
Chairman and Chief Executive Officer

March 28, 2003

                              [OLYMPIC STEEL LOGO]
       Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146
                                 (216) 292-3800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 2003

The Annual Meeting of Shareholders of Olympic Steel, Inc., an Ohio corporation (the Company) will be held on Thursday, May 8, 2003, at 2:00 p.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, for the following purposes:

1. To elect three Directors for a term expiring in 2005;

2. To transact such other business that is properly brought before the meeting.

Only holders of the Common Shares of record on the books of the Company at the close of business on March 10, 2003, will be entitled to vote at the meeting.

Your vote is important. All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any shareholder attending the meeting may vote in person even if the shareholder returned a Proxy.

By Order of the Board of Directors

Marc H. Morgenstern
Secretary

Cleveland, Ohio

March 28, 2003

THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              [OLYMPIC STEEL LOGO]
                              2003 ANNUAL MEETING

                                  May 8, 2003

                           THE PROXY AND SOLICITATION

     This Proxy Statement is being mailed on or about April 15, 2003, to the shareholders of Olympic Steel, Inc. (the Company) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 2003 Annual Meeting of Shareholders to be held on Thursday, May 8, 2003 at 2:00 p.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146. Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by Proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The election of Directors requires approval only by a plurality of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of the vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.

                           PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of (1) electing three Directors of the class whose two-year terms of office will expire in 2005, and
(2) transacting such other business as may properly come before the meeting.

     The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' Proxies. Unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the Director nominees named herein.

                               VOTING SECURITIES

     The Board of Directors has established the close of business on March 10, 2003, as the record date for determining shareholders entitled to notice of the meeting and to vote. On that date, 9,644,006 shares of Common Stock were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into two classes of three Directors each, whose members serve for a staggered two-year term. One class of Directors' term expires in 2003 and the other class term expires in 2004.

     The Board of Directors has nominated Michael D. Siegal, Thomas M. Forman, and James B. Meathe to stand for reelection as Directors for a two-year term. The two-year term will end upon the election of Directors at the 2005 Annual Meeting of Shareholders.

     At the Annual Meeting, the shares of Common Stock represented by valid Proxies, unless otherwise specified, will be voted to reelect the Directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the Proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

     The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

                      NOMINEES FOR TERMS TO EXPIRE IN 2005

                                            PRINCIPAL OCCUPATION,
                                              PAST FIVE YEARS,                     DIRECTOR
NAME OF DIRECTOR      AGE                    OTHER DIRECTORSHIPS                    SINCE
----------------      ---                   ---------------------                  --------
Michael D. Siegal     50     Chief Executive Officer of the Company since 1984,      1984
                             and Chairman of the Board since 1994. A member of
                             the Board of Directors of American National Bank
                             (Cleveland, Ohio). A member of the Board of the
                             Metals Service Center Institute (MSCI) and Vice
                             Chairman of the Development Corporation for Israel.
Thomas M. Forman      57     Business consultant and private investor.               1994
                             President, Jupiter Licensing since 2002 (a
                             licensing agency for corporate trademarks and
                             retail brands). From 1999 to 2000, he served as
                             Chief Administrative Officer, General Counsel, and
                             co-founder of HealthSync (a provider of an
                             employer-paid health insurance marketplace). He
                             served as Vice President of Sealy Corporation (a
                             manufacturer and distributor of bedding) from 1994
                             to 1997.
James B. Meathe       46     President and Chief Operating Officer of Palmer &       2001
                             Cay, Inc. (an insurance and brokerage firm) since
                             January 2003. Managing Director and Chairman
                             Midwest Region of Marsh Inc. (a leading risk and
                             insurance services firm) from 1999 to 2002.
                             Previously, he served in several senior management
                             positions with Marsh Inc. He currently serves on
                             the board of Lake Forest College and Children's
                             Memorial Hospital (Chicago, IL).

                      DIRECTORS WHOSE TERMS EXPIRE IN 2004

                                           PRINCIPAL OCCUPATION,
                                              PAST FIVE YEARS,                     DIRECTOR
NAME OF DIRECTOR      AGE                   OTHER DIRECTORSHIPS                     SINCE
----------------      ---                  ---------------------                   --------
David A. Wolfort      50     President since January 2001 and Chief Operating        1987
                             Officer of the Company since 1995. He served as
                             Vice President Commercial of the Company from 1987
                             to 1995. He is Chairman of the Metals Service
                             Center Institute (MSCI) Political Action
                             Committee, serves as Past Chairman of MSCI's
                             Government Affairs Committee, and a Regional Board
                             Member of the Northern Ohio Anti-Defamation
                             League.
Martin H. Elrad       63     Private investor; also served for over five years       1987
                             as President of Solon Leasing Co. (a fleet vehicle
                             lessor).
Suren A. Hovsepian    63     Business Consultant. Vice President -- Automotive       1998
                             of the Company from 1997 to 1998. He served as
                             General Manager of Lafayette Steel, a subsidiary
                             of the Company, from its acquisition in 1995
                             through 1997. Prior to its acquisition, he was
                             President and Chief Executive Officer of Lafayette
                             Steel.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings in 2002. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which consists of Messrs. Elrad, Forman, and Meathe. The Audit Committee held two meetings and the Compensation and Nominating Committees each held one meeting in 2002. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors.

     All of the current Directors attended all of the required Board and applicable committee meetings held during 2002. In addition to holding regular committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Several actions were taken by unanimous written consent.

     Audit Committee.   The committee is chaired by Mr. Meathe, operates
pursuant to a written charter and is responsible for monitoring and overseeing the Company's internal controls and financial reporting processes, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors. Each committee member is an "independent director" as defined in the National Association of Securities Dealers, Inc. listing standards. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for 2002 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the Company's independent auditors. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from PricewaterhouseCoopers, LLP and discussed that firm's independence with representatives of the firm.

     Based upon the Audit Committee's review of the audited consolidated financial statements and its discussions with management and the Company's independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended December 31, 2002 in the Company's Annual Report on form 10-K filed with the Securities and Exchange Commission.

                           James B. Meathe, Chairman
                                Martin H. Elrad
                                Thomas M. Forman

     Compensation Committee.   This committee is chaired by Mr. Forman, reviews
and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies, and has authority to administer the Company's Stock Option Plan.

     Nominating Committee.   This committee is chaired by Mr. Elrad, and
functions to advise and make recommendations to the Board concerning the selection of candidates as nominees for Directors, including those individuals recommended by shareholders. Shareholders wishing to suggest nominees for election to the Board at the 2004 Annual Meeting may do so by providing written notice to the Company in care of Marc H. Morgenstern, Secretary, no later than December 30, 2003.

                           COMPENSATION OF DIRECTORS

     During 2002, each Director who is not an employee of the Company received a Director's fee in the amount of $3,500 per meeting and reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. Directors also receive $1,000 for each special Board or Committee meeting attended. No additional compensation is to be paid for committee meeting held on the same day as Board meetings. Upon appointment to the Board, each outside Director is entitled to a stock option grant of 10,000 shares. Each outside Director shall also be entitled to an annual stock option grant of up to 2,500 shares, based on overall Company performance. Directors who are also employees of the Company receive no additional remuneration for serving as Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person or entity who has beneficial ownership of 5% or more of the outstanding Common Shares of the Company on March 10, 2003, based upon information furnished to the Company.

                                                              NUMBER OF SHARES    PERCENTAGE OF
NAMES OF BENEFICIAL OWNERS                                   BENEFICIALLY OWNED     OWNERSHIP
--------------------------                                   ------------------   -------------
Michael D. Siegal                                                 1,587,666(1)        15.9%
  5096 Richmond Road
  Cleveland, OH 44146
Dimensional Fund Advisors                                           802,500(2)         8.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
David A. Wolfort                                                    671,000(3)         6.7%
  5096 Richmond Road
  Cleveland, OH 44146
Fifth Third Bancorp/Fifth Third Bank                                658,978(4)         6.6%
  Fifth Third Center
  Cincinnati, OH 45263

---------------

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 56,666 shares issuable upon exercise of options exercisable within sixty days of March 10, 2003.

(2) Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 13, 2003.

(3) Does not include 113,000 shares held in various trusts for the benefit of Mr. Wolfort's children. Mr. Wolfort disclaims beneficial ownership of such shares. Includes 168,000 shares issuable upon exercise of options exercisable within sixty days of March 10, 2003.

(4) Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 3, 2003.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the amount of the Company's Shares of Common Stock beneficially owned by the Company's Directors, Director nominees, each of the officers named in the compensation table included herein, and all the Directors, Director nominees, and executive officers as a group as of March 10, 2003.

                                                              NUMBER OF SHARES    PERCENTAGE OF
NAMES OF BENEFICIAL OWNERS                                   BENEFICIALLY OWNED     OWNERSHIP
--------------------------                                   ------------------   -------------
Michael D. Siegal                                                1,587,666(1)         15.9%
David A. Wolfort                                                   671,000(2)          6.7%
Richard T. Marabito                                                 36,333(3)           *
Heber MacWilliams                                                   29,966(4)           *
Martin H. Elrad                                                     26,000(4)           *
Suren A. Hovsepian                                                  21,000(4)           *
Thomas M. Forman                                                    19,650(4)           *
James. B. Meathe                                                     6,866(4)           *
All Directors, Director nominees, and executive officers as
  a group (9 persons)                                            2,415,934(5)         24.2%

---------------

* Less than 1%.

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 56,666 shares issuable upon exercise of options exercisable within sixty days of March 10, 2003.

(2) Does not include 113,000 shares held in various trusts for the benefit of Mr. Wolfort's children. Mr. Wolfort disclaims beneficial ownership of such shares. Includes 168,000 shares issuable upon exercise of options exercisable within sixty days of March 10, 2003.

(3) Does not include 2,000 shares held in various trusts for the benefit of Mr. Marabito's children. Mr. Marabito disclaims beneficial ownership of such shares. Includes 30,833 shares issuable upon exercise of options exercisable within sixty days of March 10, 2003.

(4) Includes shares issuable upon exercise of options exercisable within sixty days of March 10, 2003, as follows: MacWilliams - 22,166, Elrad - 21,000, Hovsepian - 16,000, Forman - 17,500, Meathe - 4,666.

(5) Includes 354,284 shares issuable upon exercise of options exercisable within sixty days of March 10, 2003.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's officers and Directors, and persons who own greater than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership to the SEC. Officers, Directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2002 and Form 5 and amendments thereto furnished to the Company with respect to 2002, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company's officers, Directors and greater than 10% shareholders were timely made.

                        EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by the Company during the years ended December 31, 2002, 2001, and 2000 to the Chief Executive Officer and each of the other executive officers (the "Named Executive Officers") of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                                       -------------------------------------
NAME AND                                                                        ALL OTHER
PRINCIPAL POSITION(S)                           YEAR    SALARY     BONUS     COMPENSATION(1)
---------------------                           ----   --------   --------   ---------------
Michael D. Siegal,                              2002   $400,000   $      0        $5,500
Chairman of the Board and                       2001    400,000          0         5,250
Chief Executive Officer                         2000    400,000          0         8,650
David A. Wolfort,                               2002   $385,000   $ 20,000        $5,500
President and                                   2001    383,558     20,000         5,250
Chief Operating Officer                         2000    310,000          0         8,650
Richard T. Marabito                             2002   $187,019   $      0        $5,500
Chief Financial Officer                         2001    175,000          0         5,250
                                                2000    161,628          0         8,650
Heber MacWilliams                               2002   $150,000   $105,000        $5,500
Chief Information Officer                       2001    150,000     10,000         5,250
                                                2000    125,154     15,000         8,379

---------------

(1) "All Other Compensation" includes (i) contributions to the Company's 401(k) plan to match pre-tax elective deferral contributions and (ii) amounts paid under the Company's discretionary profit-sharing plan. Messrs. Siegal, Wolfort, Marabito and MacWilliams each were credited in 2002 with $5,500 under the 401(k) plan.

     The following table sets forth information regarding individual grants of stock options pursuant to the Company's Stock Option Plan during 2002 to each of the Named Executive Officers.

                            INDIVIDUAL OPTION GRANTS
                                      2002

                                          % OF TOTAL OPTIONS
                       NUMBER OF SHARES       GRANTED TO
                          COVERED BY         EMPLOYEES IN      EXERCISE PRICE   EXPIRATION      GRANT DATE
NAME                     OPTION GRANT        FISCAL YEAR        ($/SHARE)(1)       DATE      PRESENT VALUE(2)
----                   ----------------   ------------------   --------------   ----------   ----------------
Michael D. Siegal           10,000               6.8%              $5.28         4/26/12          $38,290
David A. Wolfort            10,000               6.8%              $5.28         4/26/12          $38,290
Richard T. Marabito         10,000               6.8%              $5.28         4/26/12          $38,290
Heber MacWilliams            5,000               3.4%              $5.28         4/26/12          $19,145

---------------

(1) Stock Options were awarded with an exercise price equal to the fair market value per share of the Common Stock on the grant date.

(2) In accordance with the rules of the United States Securities and Exchange Commission, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company cannot predict or estimate the future price of the Company's Common Stock, and neither the Black-Scholes model nor any other model can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an officer, if any, will be at or near the value estimated in the Black-Scholes model. The Black-Scholes valuation was determined using the following assumptions: an average volatility of 57.49%, no dividend yield, a risk-free interest rate of 5.13% and a projected exercise period of 10 years.

     The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers at December 31, 2002.

                      AGGREGATED OPTION EXERCISES IN 2002
                          AND DECEMBER 31, 2002 VALUES

                                                          NUMBER OF SECURITIES
                                                       UNDERLYING OPTIONS AT YEAR      VALUE OF IN-THE -MONEY
                             OPTIONS EXERCISED                     END               OPTIONS AT YEAR END ($)(1)
                       -----------------------------   ---------------------------   ---------------------------
                       SHARES ACQUIRED IN    VALUE
NAME                        EXERCISE        REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ------------------   --------   -----------   -------------   -----------   -------------
Michael D. Siegal                0                0      41,666          26,667        $ 2,850       $  5,700
David A. Wolfort                 0                0      95,000         264,000        $76,270       $163,340
Richard T. Marabito              0                0      20,833          20,667        $ 2,280       $  4,560
Heber MacWilliams            2,000           $5,940      14,833          10,667              0       $  2,280

---------------

(1) These values are based on the spread between the respective exercise price of outstanding stock options and the fair market value of the Company's Common Stock at December 31, 2002 ($3.20). These amounts may not represent amounts actually realized by the Named Executive Officers.

     Retention Agreements.   The Company has executed Management Retention
Agreements (the "Retention Agreements") with Messrs. Siegal, Wolfort, and Marabito. Under the Agreements, which do not become operative unless there is a Change-in-Control of the Company (as defined in the Retention Agreements), the Company agrees to continue the employment of the manager for a one-year period (the "Contract Period") following the Change-in-Control in the same position with the same duties and responsibilities and at the same compensation level as existed prior to the Change-in-Control. If during the Contract Period the manager's employment is terminated without cause, or the manager terminates his employment for "good reason," the manager shall receive a lump-sum severance payment (the "Severance Amount") of an amount equal to the average of the manager's salary over the last three years, together with continuation of insurance coverage for one year. The Contract Period for Messrs. Siegal and Wolfort is two years and their Severance Amount equals 2.99 times the average of the last three years' compensation. Each of the Retention Agreements contains a non-competition prohibition for one year post-employment (two years in the cases of Messrs. Siegal and Wolfort).

     Wolfort Employment Agreement.   Mr. Wolfort serves as President and Chief
Operating Officer of the Company pursuant to an employment agreement terminating December 31, 2005. Under the Agreement, Mr. Wolfort receives a Base Salary of $385,000, subject to possible increases as determined by the Compensation Committee of the Board. Bonus compensation will be determined by the Committee under the Senior Management Compensation Program, subject to a minimum annual bonus of $20,000. Under the Agreement, Mr. Wolfort was granted an option to purchase 300,000 shares at $1.97 per share, the fair market value of the Company's Common Stock on the date of grant. The option vests in annual installments of 20%, commencing January 1, 2002. If the Company terminates Mr. Wolfort's employment without "cause" during the employment term, he shall continue to receive his compensation under the Agreement for a period ending on the earlier of (i) December 31, 2005 or (ii) the second anniversary of his termination of employment. The employment agreement contains a one-year non-competition prohibition.

                             EMPLOYEE BENEFIT PLANS

     Incentive Bonus Plans.   Each of the Executive Officers participated in the
Senior Management Compensation Program which focuses on pre-tax income and other key operating metrics. Under the program, each of the Executive Officers can be granted stock options based on the Company's performance. The determination of the stock option grants is made by the Compensation Committee. The Committee believes that this program further aligns the interests of management and shareholders and will provide long-term incentive for maximizing shareholder value.

     Stock Option Plan.   Pursuant to the provisions of the Company's Stock
Option Plan (the "Plan"), key employees of the Company, non-employee Directors of the Company and consultants may be offered the opportunity to acquire shares of

Common Stock by the grant of stock options including both incentive stock options (ISO's), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. ISO's are not available to consultants. The Plan authorizes up to 1,300,000 shares of Common Stock of the Company (the "Shares") to be issued pursuant to the exercise of options under the Plan. As of December 31, 2002, a total of 982,833 options were issued and outstanding. Currently, 317,167 shares remain available for grant. The Plan will terminate in January 2009; however, termination of the Plan will not affect outstanding options. The Compensation Committee of the Board of Directors administers the Plan. The Committee has broad discretion to set the terms and conditions of the options, provided that no option may be exercisable more than ten years after the date of grant. Currently, there are approximately 28 employees and outside directors eligible to participate in the Plan.

                           RELATED PARTY TRANSACTIONS

     A corporation owned by family members of Mr. Siegal since 1978 handled a portion of the freight activity for the Company's Cleveland operation. Payments to this entity approximated $1.5 million for the year ended December 31, 2002. A partnership owned by family members of Mr. Siegal since 1956 have owned one of the Cleveland warehouses and leases it to the Company at an annual rental of $195,300. The lease expires in 2010.

     Mr. Wolfort purchased 300,000 shares of the Company's Common Stock from treasury on February 22, 2001. The shares were purchased pursuant to a 5-year, full recourse promissory note payable to the Company due and payable on or before January 1, 2006 bearing interest at 5.07% per annum. The note is collateralized by a pledge of the underlying shares. At December 31, 2002, the outstanding balance of principal and interest was $726,306.

     Mr. Siegal and Mr. Wolfort are minority investors in a company that provides online services to Olympic's employees with respect to their retirement plan accounts.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the base salaries, bonuses and other compensation matters of the executive officers of the Company. The Committee consists entirely of non-employee Directors of the Company. The Committee meets once annually to review the compensation program for the executive officers of the Company. This report documents the basis of compensation for 2002, with regard to the Company's Chief Executive Officer and other executive officers.

     Compensation Policy.   The executive compensation policy of the Company is
based on the following philosophy: (i) the need to retain and, as necessary, attract highly qualified executives with a compensation plan that is competitive with both public and privately held steel and steel-related companies; (ii) emphasizing variable, performance-based compensation tied to the overall profitability of the Company;

(iii) creating a system that would not be overly complicated or conflict with the bonus system used at the senior manager level; and (iv) devising a compensation program that appropriately aligns the interests of executive officers with those of the Company's shareholders in increasing shareholder value.

     Base Salaries. The annual base salary of the executive officers is based upon an evaluation of their significant contributions as individuals and as a team, as subjectively determined by the Compensation Committee. The Committee reviewed the cash compensation of numerous senior executives in positions in other steel and steel-related companies to determine the range of the base salaries. Base salaries for 2002 were reviewed and approved by the Compensation Committee, and the amounts paid are included in the Summary Compensation Table.

     Incentive Compensation.   A significant portion of the executive officers'
compensation is incentive bonus-based and tied to the overall pretax income of the Company. Under the provisions of the Incentive Plan, no bonuses were awarded in 2002 to the principal executive officers; however, Messrs. Wolfort and MacWilliams received contractual minimum bonuses. The Company considers stock options to be another award of compensation. Stock options were granted to each of the executive officers as included in the "Individual Option Grants 2002" table.

     Chief Executive Officer Compensation.   The Chief Executive Officer
participates in the same compensation plan provided to the other executive officers of the Company. The base salary for the Chief Executive Officer, Michael D. Siegal, was based upon the Compensation Committee's subjective evaluation of his performance, considering his years of experience, contributions and accomplishments, and his commitment to increasing shareholder value. The Compensation Committee also considered the base compensation packages of other chief executive officers for comparable companies. Consistent with the philosophy of the Incentive Bonus Compensation Plan, the overall pretax income of the Company is a primary variable in determining the total compensation paid to the Chief Executive Officer. Mr. Siegal owns a significant number of shares of the Company, which provides additional long-term incentive for maximizing shareholder value.

                           Thomas M. Forman, Chairman
                                Martin H. Elrad
                                James B. Meathe

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Nasdaq U.S. composite index and indices to peer groups from December 1997 through December 2002.

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

         Olympic Steel, Inc., Peer Group Indices and NASDAQ U.S. Index
                From December 31, 1997 through December 31, 2002

[GRAPH]

---------------------------------------------------------------------------------------------
TOTAL RETURN
ANALYSIS                      12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
---------------------------------------------------------------------------------------------
OLYMPIC STEEL, INC.           $100.00    $ 32.14    $ 30.52    $ 12.65    $ 16.39     $20.56
---------------------------------------------------------------------------------------------
NEW PEER GROUP(1)             $100.00    $ 93.17    $113.97    $ 96.77    $ 96.64     $93.67
---------------------------------------------------------------------------------------------
OLD PEER GROUP(2)             $100.00    $ 78.87    $103.21    $ 60.93    $ 79.31     $79.11
---------------------------------------------------------------------------------------------
NASDAQ COMPOSITE              $100.00    $140.19    $265.61    $161.26    $127.31     $87.17
---------------------------------------------------------------------------------------------

---------------

(1) To better reflect the primary competition in the marketplace where Olympic Steel, Inc. operates, the Company changed the peer group in 2002 to include A.M. Castle & Co., Gibraltar Steel Corporation, Shiloh Industries, Inc., Steel Technologies Inc., Ryerson Tull, Inc., Reliance Steel Company, and Worthington Industries, Inc.

(2) The companies included in the old peer group index are A.M. Castle & Co., Gibraltar Steel Corporation, Huntco Inc., Shiloh Industries, Inc., Steel Technologies Inc., and Worthington Industries, Inc. Huntco filed for bankruptcy and its shares are no longer traded.

                              INDEPENDENT AUDITORS

     Aggregate fees billed for the audit of the Company's annual financial statements and quarterly reviews of the financial statements in 2002 were $5,000 from Arthur Andersen LLP and $145,000 from PricewaterhouseCoopers LLP.

     All non-audit aggregate fees billed for professional services rendered during fiscal year 2002 relating to tax return reviews and other tax consulting fees were $2,905 from Arthur Andersen and $3,500 from PricewaterhouseCoopers. The Audit Committee has considered whether the provision of services for these fees is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected the independence of PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                               PROXY SOLICITATION

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of the Company may solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expenses.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2004 Annual Meeting of Shareholders is expected to be November 29, 2003.

                                 ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 2002, including financial statements of the Company and the report thereon of PricewaterhouseCoopers LLP is being mailed to shareholders with this Notice of the Annual Meeting and Proxy Statement.

                                           Marc H. Morgenstern
                                           Secretary

                                           By Order of the Board of Directors
                                           March 28, 2003

OLYMPIC STEEL, INC.
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66-4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45202


                                  NAME APPEARS


                              FOLD AND DETACH HERE
.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                          (Continued from other side)

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card. Unless otherwise specified above, this proxy will be voted FOR the election as Directors of the nominees noted on the reverse side.

  PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE-NO POSTAGE NECESSARY.

                                Dated:                              , 2003
                                       ----------------------------

                                ------------------------------------------

                                ------------------------------------------
                                          Signature or Signatures

                                NOTE: Please sign exactly as name appears
          NAME APPEARS          hereon. Joint owners should each sign. When
                                signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

           R.S. ROWE & COMPANY, INC.; JOB NO. 11608; PROOF OF 3-11-03
     (781) 849-9700; (212) 926-2444; (800) 324-6202; FAX NO. (781) 849-9740
                      EMAIL ADDRESS: rsrowe@interserv.com
                            PM6\5TH-3RD\OLYMPIC-PRX


          REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING
                OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE
                REPRESENTED AT THE MEETING BY PROMPTLY RETURNING
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.

                              OLYMPIC STEEL, INC.
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2003
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

At the Annual Meeting of Shareholders of OLYMPIC STEEL, INC. to be held on May 8, 2003, and at any adjournment, MICHAEL D. SIEGAL and DAVID A. WOLFORT, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

1. Election of three Directors.

[ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below).             to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

Michael D. Siegal             Thomas M. Forman              James B. Meathe

2. Any other matter that may properly come before this meeting.

                  (Continued and to be signed on reverse side)